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Exhibit 10.11a
Sublease Extension of Lease between LJL BioSystems, Inc. and Coptech West


COPTECH WEST

P.O. Box 60609
Sunnyvale, CA 94088-0609
1190 Morse Avenue
Sunnyvale, CA 94089

SUBLEASE EXTENSION

Coptech West and LJL BioSystems hereby agree to extend the Sublease dated March 26, 1998 from May 1, 2000 through August 31, 2002. The base monthly rent beginning May 1, 2000 through April 30, 2001 shall be $19,051.00. The Base monthly rent from May 1, 2001 through August 30, 2002 shall be $20,289.00. All other terms of the original sublease remain in effect.



Agreed                                           Agreed

Coptech West                                     LJL BioSystems

/s/ FRANK VELOZ                                  /s/ ROBERT T. BEGGS
---------------                                  -------------------
Date: 1/18/2000                                  Date: 1/18/2000


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